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                                                                    Exhibit 15.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                        Re:   NSTAR
                              Registration on
                              Forms S-4, S-8, and S-3.



We are aware that our report dated August 14, 2000 on our review of the condensed consolidated interim financial information of NSTAR as of and for the period ended June 30, 2000 and included in NSTAR's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in NSTAR's registration statement on Form S-4 and related amendments (File No.
333-78285), Form S-8 (File No. 333-85559) and Form S-3 (File No. 333-94735).
Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



PricewaterhouseCoopers LLP
Boston, Massachusetts
August 11, 2000